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                                                                        EX. 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated February 23, 2001 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 2000. It should be noted that we have not audited any financial statements of R&B Falcon Corporation subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP
March  19, 2001
Houston, Texas